Exhibit 8.1

January 20, 2015

Energy 11, L.P.
120 W 3rd Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

We have acted as counsel to Energy 11, L.P., a Delaware limited partnership (the “Partnership”), in connection with the offer and sale by the Partnership of common units representing limited partner interests in the Partnership. We have also participated in the preparation of the Registration Statement on Form S-1 (No. 333-197476) (the “Registration Statement”) to which this opinion is an exhibit. In connection therewith, we prepared the discussion set forth under the captions “Prospectus Summary—Summary Tax Consequences,” “Tax Risks to Common Unitholders,” “Material Federal Income Tax Consequences,” and “Legal Opinions” in the Registration Statement.

This opinion is based on certain representations made by the Partnership to us as to factual matters as set forth in the Registration Statement. In addition, this opinion is based upon a representation letter (the “Representation Letter”) issued by the Partnership to us as to certain matters of fact relating to this opinion. For the purpose of our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing those documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Representation Letter, but in the course of our representation nothing has come to our attention that would cause us to question the accuracy thereof. In addition, in rendering this opinion, we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to any such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the captions “Prospectus Summary—Summary Tax Consequences,” “Tax Risks to Common Unitholders,” “Material Federal Income Tax Consequences,” and “Legal Opinions” constitute the opinion of Haynes and Boone, LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein, insofar as that discussion constitutes statements of U.S. federal income tax law or legal conclusions to the holders of common units representing limited partner interests in the Partnership. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over those matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Representation Letter, may affect the conclusions stated herein.

No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of owning or disposing of the common units under state, local or non-U.S. laws and the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.  This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement.  This opinion may not be quoted, in whole or in part, or otherwise referred to in any document, and may not be furnished or otherwise disclosed to or relied upon or otherwise used by any other person, without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Registration Statement under the captions “Prospectus Summary—Summary Tax Consequences,” “Tax Risks to Common Unitholders,” “Material Federal Income Tax Consequences,” and “Legal Opinions” in the Registration Statement.  In giving that consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP